As filed with the Securities and Exchange Commission on August 29, 2001

                           Registration No. 333-54030

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           IRON MOUNTAIN INCORPORATED
            (Exact name of registration as specified in its charter)



         Pennsylvania                                      23-2588479
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                C. RICHARD REESE
                Chairman of the Board and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
         (Name, address, including zip code, telephone number, including area code, of agent for service)



                                    Copy to:
                           SUSAN FOREST BARRETT, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800


         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement, as determined by the Registrants.

         If the only securities being registered on this form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. |X|

         If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         The Registrant and the Co-Registrants have filed this Amendment No. 1 to the Registration Statement to add PLRH, Inc., Mountain Real Estate Assets, Inc. and Iron Mountain Business Trust No. 1 as Co-Registrants, and to remove Iron Mountain of Maryland, LLC as a Co-Registrant.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

                                  exhibit index

         Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain Incorporated, a Pennsylvania corporation (the
"Company"), on file with the Securities and Exchange Commission (the "Commission"). Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.

     Exhibit                                             Item                                                 Exhibit
     -------                                             ----                                                 -------
       No.
       ---

       1.1         Form of Underwriting Agreement (for Debt Securities).                                         *

       1.2         Form of Underwriting Agreement (for Preferred Stock).                                         *

       1.3         Form of Underwriting Agreement (for Depositary Shares).                                       *

       1.4         Form of Underwriting Agreement (for Common Stock).                                            *

       1.5         Form of Underwriting Agreement (for Warrants).                                                *

       1.6         Underwriting Agreement, dated March 27, 2001, by and between the Company,                  (10)3
                   certain of the Company's subsidiaries, Bear Stearns & Co. Inc., William Blair &
                   Company, L.L.C., Fleet Securities, Inc., Goldman, Sachs & Co., JPMorgan, a
                   division of Chase Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated.

       2.1         Asset Purchase and Sale Agreement, dated February 18, 2000, by and among Iron              (2.1)4
                   Mountain Records Management, Inc. ("IMRM"), Data Storage Center, Inc., DSC of
                   Florida, Inc., DSC of Massachusetts, Inc., and Suddath Van Lines, Inc.

       2.2         Amendment No. 1 to Asset Purchase and Sale Agreement, dated May 1, 2000, by and            (2.1)8
                   among IMRM, Data Storage Center, Inc., DSC of Florida, Inc., DSC of
                   Massachusetts, Inc., Suddath Van Lines, Inc. and Suddath Family Trust U/A/
                   11/8/79.

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


       2.3         Agreement and Plan of Merger, dated as of October 20, 1999, by and between Iron            (2.1)6
                   Mountain Incorporated, a Delaware corporation ("Old Iron Mountain") and Pierce
                   Leahy.

       2.4         Stock Purchase Agreement, dated as of April 1, 1999, by and among IMRM, First              (2.2)2
                   American Records Management, Inc. and all of the stockholders of First American
                   Records Management, Inc. (confidential treatment granted as to certain portions).

       2.5         Stock Purchase Agreement, dated as of February 28, 1999, by and among Old Iron             (2.10)1
                   Mountain, Data Base, Inc. ("Data Base") and all of the stockholders of Data
                   Base.  (Confidential treatment granted as to certain portions).

       2.6         First Amendment to Stock Purchase Agreement, dated as of April 8, 1999, by and             (10.1)2
                   among Old Iron Mountain, Data Base and all of the stockholders of Data Base.

       2.7         Share Purchase Agreement, dated February 26 ,1999, among Charles Greaves                   (10.14)5
                   Stuart-Menteth and Others, Pierce Leahy Europe Limited and Eagle Trustees
                   Limited, as the Sole Trustees of the Stuart-Menteth Family Trust.

       4.1         Form of Senior Indenture.                                                                     *

       4.2         Form of Subordinated Indenture.                                                               *

       4.3         Form of stock certificate representing shares of Common Stock, $.01 par value              (4.1)7
                   per share, of the Company.

       4.4         Form of Senior Debt Security.                                                                 *

       4.5         Form of Subordinated Debt Security.                                                           *

       4.6         Form of Certificate of Designation for the Preferred Stock.                                   *

       4.7         Form of Deposit Agreement, including form of Depositary Receipt for Depositary                *
                   Shares.

       4.8         Form of Preferred Stock Certificate.                                                          *

       4.9         Form of Debt Warrant Agreement, including form of Debt Warrant.                               *

       4.10        Form of Preferred Stock Warrant Agreement, including form of Preferred Stock                  *
                   Warrant.

       4.11        Form of Common Stock Warrant Agreement, including form of Common Stock Warrant.               *

       4.12        Subordinated Indenture, dated as of April 3, 2001, among the Company, the                  (4.1)3
                   Guarantor signatories thereto, and The Bank of New York, as Trustee

       4.13        First Supplemental Indenture, dated as of April 3, 2001, among the Company, the            (4.2)3
                   Guarantor signatories thereto, and The Bank of New York, as Trustee

       5.1         Opinion of Sullivan & Worcester LLP.                                                       (5.1)9



       5.2         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.                                         (5.2)9

        8          Opinion of Sullivan & Worcester LLP regarding tax matters.                                    *

       12          Statement Regarding Computation of Ratios of Earnings to Fixed Charges.                    (12)9

       23.1        Consent of Arthur Andersen LLP (Iron Mountain Incorporated, Delaware).                     (23.1)9

       23.2        Consent of Arthur Andersen LLP (Iron Mountain Incorporated, Pennsylvania).                 (23.2)9

       23.3        Consent of RSM Robson Rhodes (Iron Mountain Europe Limited (f/k/a Brittania                (23.3)9
                   Data Management Limited )).

       23.4        Consent of Moss Adams LLP (Data Base, Inc. and Affiliate).                                 (23.4)9

       23.5        Consent of Brach, Neal, Daney & Spence, LLP (First American Records Management             (23.5)9
                   Inc.)

       23.6        Consent of Barbier, Frinault & Associes (MAP, S.A.)                                        (23.6)9

       23.7        Consent of Fernandez & Bravo (Central File, Inc.)                                          (23.7)9

       23.8        Consent of Arthur Andersen (Sistemas de Archivo, S.A. de C.V. and Sistemas de              (23.8)9
                   Archivo Mexico, S.A. de C.V.)

       23.9        Consent of Arthur Andersen (Stortext (Holdings) Limited Group).                            (23.9)9

       23.10       Consent of Arthur Andersen LLP (Midtown Professional Records Center, Inc.).                (23.10)9

       23.11       Consent of Deloitte & Touche LLP (Data Storage Center, Inc.)                               (23.11)9

       24          Powers of Attorney                                                                          (24)9

       25          Statement of Eligibility of Trustee on Form T-1                                               *


-----------------------

*    To be filed by  amendment  or  incorporated  by  reference  in  connection  with the  offering of offered securities, as appropriate.
1.   Filed as an Exhibit to Old Iron  Mountain's  Annual  Report on Form 10-K for the year ended  December 31,
     1998, filed with the Commission, File No. 0-27584.
2.   Filed as an Exhibit to Old Iron  Mountain's  Current Report on Form 8-K dated April 16, 1999,  filed with the Commission, File No. 0-27584.
3.   Filed as an Exhibit to the Company's Current Report on Form 8-K dated April 3, 2001.
4.   Filed as an Exhibit to Old Iron  Mountain's  Annual  Report on Form 10-K for the year ended  December 31,
     1999, filed with the Commission, File No. 1-13045.
5.   Filed as an Annex or Exhibit to Amendment No. 1 to Pierce Leahy's  Registration  Statement No. 333-91577,
     filed with the Commission on December 13, 1999.
6.   Filed as an Exhibit to Old Iron Mountain's  Quarterly Report on Form 10-Q for the quarter ended September
     30, 1999, filed with the Commission, File No. 1-14937.
7.   Filed as an Exhibit to the Company's  Current Report on Form 8-K dated  February 1, 2000,  filed with the
     Commission, File No. 1-13045.


                                                     -4-


8.   Filed as an Exhibit to the Company's  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission, File No. 1-13045.
9.   Filed as an Exhibit to the Company's Registration  Statement No. 333-54030,  filed with the Commission on
     January 19, 2001.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 29, 2001.

                                           IRON MOUNTAIN INCORPORATED


                                           By:  /s/ C. Richard Reese
                                           C. Richard Reese
                                           Chairman & Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                       Title                                 Date
        ---------                                       -----                                 ----

 /s/ C. Richard Reese                    Chairman, Chief Executive Officer,              August 29, 2001
C. Richard Reese                         President and Director

        *                                Executive Vice President, Chief Financial       August 29, 2001
John F. Kenny, Jr.                       Officer and Director

        *                                Director                                        August 29, 2001
J. Peter Pierce

        *                                Director                                        August 29, 2001
Clarke H. Bailey

        *                                Director                                        August 29, 2001
Constantin R. Boden

        *                                Director                                        August 29, 2001
Kent P. Dauten

        *                                Director                                        August 29, 2001
Eugene B. Doggett

        *                                Director                                        August 29, 2001
B. Thomas Golisano

        *                                Director                                        August 29, 2001
Arthur D. Little

        *                                Director                                        August 29, 2001
Howard D. Ross

        *                                Director                                        August 29, 2001
Vincent J. Ryan

/s/ Jean A. Bua                          Vice President and Corporate Controller         August 29, 2001
Jean A. Bua



     Pursuant to the requirements of the Securities Act of 1933, Arcus Data Security, Inc, Arcus Data Security, LLC, COMAC, Inc., DSI Technology Escrow Services, Inc., IM Billerica, Inc., Iron Mountain Consulting Services, LLC, Iron Mountain Global, Inc., Iron Mountain Global, LLC, Iron Mountain/National Underground Storage, LLC, Iron Mountain Records Management, Inc., Iron Mountain Records Management of Michigan, Inc., Iron Mountain Confidential Destruction LLC, Mountain Real Estate Assets, Inc., PLRH, Inc., and Iron Mountain Business Trust No. 1 have each duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 29, 2001.

                                 ARCUS DATA SECURITY, INC.
                                 COMAC, INC.
                                 DSI TECHNOLOGY ESCROW SERVICES, INC.
                                 IM BILLERICA, INC.
                                 IRON MOUNTAIN GLOBAL, INC.
                                 IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                                 IRON MOUNTAIN RECORDS MANAGEMENT OF
                                     MICHIGAN, INC.
                                 MOUNTAIN REAL ESTATE ASSETS, INC.
                                 PLRH, INC.



                                 By:  /s/ C. Richard Reese
                                      C. Richard Reese
                                      Chairman & Chief Executive Officer


                                 ARCUS DATA SECURITY, LLC
                                 IRON MOUNTAIN CONSULTING SERVICES, LLC
                                 IRON MOUNTAIN/NATIONAL UNDERGROUND
                                 STORAGE, LLC
                                 IRON MOUNTAIN CONFIDENTIAL DESTRUCTION LLC


                                 By:  /s/ C. Richard Reese
                                      C. Richard Reese
                                      Chairman & Chief Executive Officer


                                 IRON MOUNTAIN GLOBAL, LLC

                                 By:  Iron Mountain Global, Inc.,
                                         Its Manager

                                 By:  /s/ C. Richard Reese
                                      C. Richard Reese
                                      Chairman & Chief Executive Officer


                                 IRON MOUNTAIN BUSINESS TRUST NO. 1

                                 By:  /s/ C. Richard Reese
                                      C. Richard Reese
                                      Chairman & Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed below on August , 2001 by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                       Date
---------                                            -----                                       ----

/s/ C. Richard Reese                      Chairman of the Board of Directors,              August 29, 2001
C. Richard Reese                          Chief Executive Officer and President


      *                                   Executive Vice President, Chief Financial        August 29, 2001
John F. Kenny, Jr.                        Officer and Director


/s/ Jean A. Bua                           Vice President and Corporate Controller          August 29, 2001
Jean A. Bua

Iron Mountain Records Management, Inc.    Manager of Arcus Data Security, LLC, Iron        August 29, 2001
                                          Mountain Consulting Services, LLC, Iron
/s/ C. Richard Reese                      Mountain of Maryland, LLC, Iron
C. Richard Reese                          Mountain/National Underground Storage,
Chairman & Chief Executive                LLC and Iron Mountain Confidential
                                          Destruction LLC

Iron Mountain Global, Inc.                Manager of Iron Mountain Global,                 August 29, 2001
                                          LLC
/s/ C. Richard Reese
C. Richard Reese
Chairman & Chief Executive




   * By: /s/ C. Richard Reese
          attorney-in-fact pursuant to the power of attorney
          previously provided as part of this Registration Statement.